UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2003

FUELCELL ENERGY, INC.
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(Exact name of registrant as specified in its charter)

Delaware	1-14204	06-0853042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut                            06813
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(Address of principal executive offices)                                  (Zip Code)

(203) 825-6000
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(Registrant's telephone number, including area code)

FuelCell Energy, Inc. is filing this Current Report on Form 8-K to summarize the acquisition of Global Thermoelectric Inc. that was consummated on November 3, 2003.  In addition, FuelCell is including an audit report in accordance with U.S. generally accepted auditing standards of the Global Thermoelectric Inc. financial statements as of and for the year ended December 31, 2002.

ITEM 2.   Acquisition or Disposition of Assets

On August 4, 2003, FuelCell Energy, Inc., a Delaware corporation ("FuelCell"), entered into a combination agreement (the "Combination Agreement") with Global Thermoelectric Inc., a Canadian corporation ("Global") providing for the combination (the "Combination") of FuelCell and Global pursuant to a Plan of Arrangement (the "Plan of Arrangement") to be submitted for approval by the Court of Queen's Bench of Alberta, Canada.  The terms of the Combination Agreement were determined through arm's length negotiation between the parties.

On October 6, 2003, FuelCell filed a definitive Proxy Statement (the "Proxy Statement") with the Commission on Schedule 14A relating to the Combination.  On October 31, 2003, the Plan of Arrangement was approved by the stockholders of FuelCell at a special meeting held for that purpose.  On October 31, 2003, the Plan of Arrangement was also approved by the stockholders of Global and by the Court of Queen's Bench of Alberta, Canada.  On November 3, 2003, the Combination transaction closed.

Upon closing of the Combination:

  all Global common shareholders ceased to be shareholders of Global;

  each Global common shareholder who was a resident of Canada received, at the shareholder's election, either .279 exchangeable shares or ..279 shares of FuelCell common stock, par value .0001 per share, for each Global common share held by that shareholder at the effective time of the Combination;

  each Global common shareholder who was not a resident of Canada received .279 shares of FuelCell common stock for each Global common share held by that shareholder at the effective time of the Combination;

  each outstanding option to purchase Global common shares under the Global Thermoelectric Inc. Amended Incentive Stock Option Plan was assumed by FuelCell and now represents an option to purchase FuelCell common stock in accordance with the option's terms based upon the exchange ratio used in the Combination (.279 shares of FuelCell common stock for each Global common share);

  each share of Global Series 2 Preferred Stock remained outstanding as a preferred share of Global, as a consolidated subsidiary of FuelCell, and FuelCell assumed the obligation to issue its common stock upon conversion thereof; and

  Global became a consolidated subsidiary of FuelCell.

The exchangeable shares (the "Exchangeable Shares") issued in the Combination are structured to be the economic equivalent of FuelCell common stock, and were issued by FCE Canada Inc., an indirect wholly-owned Canadian subsidiary of FuelCell ("ExchangeCo").  FuelCell indirectly owns all of the outstanding voting shares of ExchangeCo.  The holders of Exchangeable Shares have the following principal rights:

  the right to exchange the Exchangeable Shares for shares of FuelCell common stock on a one-for-one basis at any time;

  the right to receive dividends, if any, on a per share equivalent basis, in amounts (or property in the case of non-cash dividends) which are the same, and which are payable at the same time, as dividends declared on FuelCell common stock;

  the right to vote, indirectly through a trust arrangement, on a per share equivalent basis, at all stockholder meetings at which holders of shares of FuelCell common stock are entitled to vote; and

  the right to participate, on a pro rata basis with the holders of FuelCell common stock, in the distribution of assets of FuelCell through the mandatory exchange of Exchangeable Shares for shares of FuelCell common stock.

The Exchangeable Shares, in effect, have no separate economic or voting rights in respect of ExchangeCo (other than limited class voting rights under the Business Corporations Act (Alberta) and the right to vote on any change in the fundamental terms of the Exchangeable Shares themselves, in which cases, the Exchangeable Shares may be subject to automatic redemption).  The Exchangeable Shares were issued in the Combination to generally enable Canadian Global common shareholders to defer recognition of gain or loss on their Global common shares for Canadian federal income tax purposes for as long as they hold Exchangeable Shares.

The number of shares of FuelCell common stock that may be issued upon the conversion of the Series 2 Preferred Shares depends upon when the Series 2 Preferred Shares are converted and, in the case of conversions occurring after July 31, 2020, the Canadian to U.S. dollar exchange rate and the market price of FuelCell's common stock at the time of conversion.

The Series 2 Preferred Shares may be converted into shares of FuelCell common stock at the following "conversion prices": (i) Cdn.$110.97 per share of FuelCell common stock until July 31, 2005; (ii) Cdn.$ 120.22 per share of FuelCell common stock after July 31, 2005 until July 31, 2010; (iii) Cdn.$129.46 per share of FuelCell common stock after July 31, 2010 until July 31, 2015; (iv) Cdn.$138.71 per share of FuelCell common stock after July 31, 2015 until July 31, 2020; or (v) at any time after July 31, 2020, the price equal to 95% of the then current market price (converted to Cdn.$ at the time of such calculation) of shares of FuelCell common stock at the time of conversion.  The foregoing "conversion prices" are subject to adjustment as provided in Global's articles for certain subsequent events.

The following examples illustrate the number of shares of FuelCell common stock that FuelCell will be required to issue to the holders of the Series 2 Preferred Shares if and when the holders exercise their conversion rights pursuant to the terms of the Series 2 Preferred Shares.  The following examples assume that all accrued dividends on the Series 2 Preferred Shares will have been paid through the time of the conversion and, in the case of conversions occurring after July 31, 2020, that the exchange rate for Canadian dollars is Cdn.$1.4048 to U.S.$1.00 at the time of the conversion:

  if the Series 2 Preferred Shares convert prior to July 31, 2005, FuelCell would be required to issue approximately 225,286 shares of its common stock;

  if the Series 2 Preferred Shares convert after July 31, 2005, but prior to July 31, 2010, FuelCell would be required to issue approximately 207,952 shares of its common stock;

  if the Series 2 Preferred Shares convert after July 31, 2010, but prior to July 31, 2015, FuelCell would be required to issue approximately 193,110 shares of its common stock;

  if the Series 2 Preferred Shares convert after July 31, 2015, but prior to July 31, 2020, FuelCell would be required to issue approximately 180,232 shares of its common stock; and

  if the Series 2 Preferred Shares convert any time after July 31, 2020, assuming FuelCell's common stock price is U.S.$ 14.74 at the time of conversion, FuelCell would be required to issue approximately 1,270,880 shares of its common stock.

In summary, a total of approximately 8,150,000 FuelCell common shares and exchangeable shares were issued in the Combination.  Also in connection with the Combination, FuelCell assumed Global employee options, which were converted into options to purchase approximately 357,000 FuelCell common shares.  In addition, assuming the exchange rate for Canadian dollars is Cdn.$1.4048 to U.S.$1.00 and that FuelCell's common stock price is U.S.$14.74 at the time of conversion, FuelCell assumed the obligation to issue between approximately 180,232 and 1,270,880 FuelCell common shares upon conversion of the Global Series 2 Preferred Shares, depending on when the Global Series 2 Preferred Shares are converted.

The foregoing description of the Combination does not purport to be complete and is qualified in its entirety by reference to the Combination Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K.

Global is engaged in the development of natural gas and propane compatible solid oxide fuel cell products intended for residential, small commercial and light industrial markets.  FuelCell plans to continue the development of Global's solid oxide fuel cell technology to a point where it can be commercialized and provide increased breadth to FuelCell's range of distributed generation products.  Global also manufactures and distributes thermoelectric stationary power generators for use in remote industrial power markets.  On April 20, 2 004, FuelCell announced its intention to sell Global's thermoelectric generator business.

On November 4, 2004, FuelCell entered into a three-year distribution agreement with Enbridge Inc. ("Enbridge").  Enbridge holds all of the outstanding Global Series 2 Preferred Shares.  The Agreement provides for Enbridge to distribute FuelCell's Direct Fuel Cell® and solid oxide fuel cell products in Canada.  As part of the agreement, Enbridge received warrants to purchase 500,000 shares of FuelCell common stock.  The warrants become exercisable on a graduated scale based on order flow generated by Enbridge.  The full quantity of the warrants will vest with order commitments for 20 megawatts of FuelCell Direct Fuel Cell® power plants.  The exercise prices of the warrants range from $14.65 to $19.04 per share.  The warrants expire in November 2006.  In connection with the Combination, Enbridge received the right to nominate one member to FuelCell's Board of Directors.  Enbridge nominated George K. Petty, a Director of Enbridge.  Mr. Petty is now a member of FuelCell's Board of Directors.

ITEM 7.   Financial Statements and Exhibits

(a)        Financial statements of businesses acquired.

(i)         Audit report of PricewaterhouseCoopers LLP, dated February 11 , 2003, relating to the consolidated balance sheet of Global Thermoelectric Inc. as at December 31, 2002, and the consolidated statements of operations and accumulated deficit and cash flows for the year then ended (attached as Exhibit 99.1).

(ii)        Consolidated balance sheet of Global Thermoelectric Inc. as at December 31, 2002 (incorporated by reference to page I-22 of Annex I to the Definitive Proxy Statement of FuelCell Energy, Inc. filed with the Commission on Schedule 14A on October 6, 2003).

(iii)       Consolidated statement of operations and accumulated deficit of Global Thermoelectric Inc. for the year ended December 31, 2002 (incorporated by reference to page I-23 of Annex I to the Definitive Proxy Statement of FuelCell Energy, Inc. filed with the Commission on Schedule 14A on October 6, 2003).

(iv)       Consolidated statement of cash flows of Global Thermoelectric Inc. for the year ended December 31, 2002 (incorporated by reference to page I-24 of Annex I to the Definitive Proxy Statement of FuelCell Energy, Inc. filed with the Commission on Schedule 14A on October 6, 2003).

(v)        Notes to consolidated financial statements of Global Thermoelectric Inc. (incorporated by reference to pages I-25 through I-42 of Annex I to the Definitive Proxy Statement of FuelCell Energy, Inc. filed with the Commission on Schedule 14A on October 6, 2003).

 (b)       Pro forma financial information.

(i)         Unaudited pro forma condensed combined financial statements of FuelCell Energy, Inc. and Global Thermoelectric Inc. as of July 31, 2003 (incorporated by reference to pages 110 through 119 of the Definitive Proxy Statement of FuelCell Energy, Inc. filed with the Commission on Schedule 14A on October 6, 2003).*

*The Compilation Report of KPMG LLP, dated September 30, 2003, on the above pro forma financial statements of FuelCell Energy, Inc. and Global Thermoelectric Inc. appearing on page 110 of the Definitive Proxy Statement of FuelCell Energy, Inc. filed with the Commission on Schedule 14A on October 6, 2003 is not incorporated by reference herein.

(c)        Exhibits.

Exhibit Number            Description

2.1                               Combination Agreement, dated as of August 4, 2003, by and between FuelCell Energy, Inc. and Global Thermoelectric Inc. (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of FuelCell Energy, Inc. filed with the Commission on August 5, 2003).

23.1                             Consent of PricewaterhouseCoopers LLP

99.1                             Audit report of PricewaterhouseCoopers LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: May 14, 2004	By: /s/ Joseph G. Mahler
Joseph G. Mahler
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number            Description

2.1                               Combination Agreement, dated as of August 4, 2003, by and between FuelCell Energy, Inc. and Global Thermoelectric Inc. (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of FuelCell Energy, Inc. filed with the Commission on August 5, 2003).

23.1                             Consent of PricewaterhouseCoopers LLP

99.1                             Audit report of PricewaterhouseCoopers LLP